      As filed with the Securities and Exchange Commission on June 17, 1999

                                                  Registration Statement No.333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         Intermedia Communications Inc.
-------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

          Delaware                                        59-29-13586
------------------------------                       ----------------------
(State or other jurisdiction                           (I.R.S. Employer
incorporation or organization)                        Identification No.)

            3625 Queen Palm Drive, Tampa, Florida 33619
-------------------------------------------------------------------------------
  (Address of Principal Executive Offices)          (Zip Code)

                         Intermedia Communications Inc.
                            Long-Term Incentive Plan
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                 David C. Ruberg
                        Chairman of the Board, President
                           and Chief Executive Officer
                         Intermedia Communications Inc.
                              3625 Queen Palm Drive
                              Tampa, Florida 33619
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (813) 829-0011
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                                    Ralph J. Sutcliffe, Esq.
                                    Kronish Lieb Weiner & Hellman LLP
                                    1114 Avenue of the Americas
                                    New York, NY 10036-7798

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

Title of                                                      Amount
securities        Amount        Offering        Aggregate     of
to be             to be         price           offering      registration
registered        registered    per share(1)    price         fee
-----------       ----------    ------------    -----------   -------------
Common Stock,
$.01 par          1,000,000     $22.97          $22,970,000   $6,385.66
value(2)
-------------------------------------------------------------------------------

(1) Average of the bid and asked prices as reported on the Nasdaq National Market on June 10, 1999, pursuant to Rule 457(h)(1).

(2) This Registration Statement also pertains to rights to purchase one one-thousandth of a share of Series A Preferred Stock of the Registrant ("Rights"). Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the ownership of the Common Stock and will be transferred along with and only with the Common Stock.

         The contents of the Registration Statement on Form S-8 (File No. 333-03955) of Intermedia Communications Inc. (f/k/a Intermedia Communications of Florida, Inc.) are incorporated herein by reference.




Exhibits.
---------

5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

23.1     Consent of independent accountants

23.2     Consent of counsel (included within Exhibit 5.1)

24.1     Power of Attorney (see signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, state of Florida, on this 15 day of June, 1999.


                                        INTERMEDIA COMMUNICATIONS INC.


                                        By: /s/  Robert M. Manning,
                                           -----------------------------------
                                                 Robert M. Manning,
                                                 Chief Financial Officers
                                                 Secretary and Senior Vice
                                                 President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes David C. Ruberg and Robert M. Manning, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.


                    Signature                                      Title                              Date
                    ---------                                      -----                              ----


           /s/   David C. Ruberg                  Chairman of the Board,                        June   15, 1999
----------------------------------------------    President and Chief                                ----
                 David C. Ruberg                  Executive Officer


Principal Financial and
Accounting Officers:

           /s/  Robert M. Manning                 Chief Financial Officer,
----------------------------------------------    Secretary and Senior                          June   15, 1999
                Robert M. Manning                 Vice President                                     ----


           /s/   Jeanne M. Walter                 Controller and Chief
----------------------------------------------    Accounting Officer                            June   15, 1999
                 Jeanne M. Walter                                                                    ----

Other Directors:

           /s/    John C. Baker                   Director
----------------------------------------------                                                  June   15, 1999
                  John C. Baker                                                                      ----

          /s/    George F. Knapp                  Director
----------------------------------------------                                                  June   15, 1999
                 George F. Knapp                                                                     ----





       /s/     Phillip A. Campbell                Director                                      June   15, 1999
--------------------------------------------                                                         ----
               Phillip A. Campbell


       /s/     Pierce Jackson Roberts, Jr.        Director                                      June   15, 1999
---------------------------------------------                                                        ----
               Pierce Jackson Roberts, Jr.

                                  EXHIBIT INDEX



Exhibit                                                               Page
-------                                                               ----

5.1      Opinion of counsel as to legality of the
         shares of common stock covered
         by this Registration Statement.
23.1     Consent of independent accountants
23.2     Consent of counsel (included within Exhibit
         5.1)

24.1     Power of Attorney (see signature page)